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                                EXHIBIT 23.1




                     CONSENT OF COOPERS & LYBRAND L.L.P.


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph with respect to changes in Protective Life Corporation's methods of accounting for certain investments in debt and equity securities in 1993 and postretirement benefits other than pension in 1992, dated February 13, 1995, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Corporation and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992. We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 5, 1995, on our audits of the Protective Life Corporation's 401(k) and Stock Ownership Plan as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Annual Report on Form 11-K. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
August 16, 1995